Exhibit 10.44

SECOND ADDENDUM TO THE LEASE -
SECOND ADDITIONAL PREMISES

September 2nd, 2011

BETWEEN:	OLYMBEC DEVELOPMENT INC.
(Previously: Olymbec Development (2004) Inc.)
333 Decarie Blvd., 5th Floor
St-Laurent, Quebec
H4N 3M9
(hereinafter referred to as the “LESSOR”)

NEW QST# 1205414424 TQ0001
NEW GST# 145375507 RT0001

AND:	DAVIDSTEA INC.
5690 Paré Street
Town of Mount-Royal, Quebec
H4P 2M2
(hereinafter referred to as the “LESSEE”)

MATRICULE: 1165187155

PREAMBLE

WHEREAS the Lessor and the Lessee (the “Parties”) entered into a Lease Agreement dated April 28th, 2010, (the “Lease”) the whole with respect to the premises forming part of Lessor’s building known as 5690-5700 Paré Street, Town of Mount-Royal, Province of Quebec (the “Building”), which premises bear civic number 5690 and 5692 Paré, having a rentable area of approximately TWENTY-THREE THOUSAND ONE HUNDRED FIFTY-TWO (23,152) SQUARE FEET (which includes service areas) (the “Initial Premises”);

WHEREAS by First Addendum to the Lease — Additional Premises and Renewal of the Combined Premises dated January 19th, 2011, Lessee leased from Lessor, some additional premises, said premises are located in the Lessor’s Building and are designated as 5692 Paré, and contain an approximate gross rentable area of SEVENTEEN THOUSAND SEVEN HUNDRED AND FOUR (17,704) SQUARE FEET (the “First Additional Premises”).  The Term of the Initial Premises was also extended to June 30th, 2014;

WHEREAS Olymbec Development (2004) Inc. was merged with Olymbec Development Inc. on January 1st, 2011;

WHEREAS the Lessee has informed the Lessor of its intention to lease additional space in the Building, the whole subject expressly to the terms and conditions hereinafter stipulated;

WHEREAS the second additional premises are located in the Lessor’s Building and are designated as 5700 Paré, the whole as outlined on the plan attached hereto as Schedule “A”.  Said additional space contains an approximate gross rentable area of TWENTY THOUSAND SIX HUNDRED SIXTY-THREE (20,663) SQUARE FEET (the “Second Additional Premises”):

WHEREAS the Initial Premise, the First Additional Premises and the Second Additional Premises are, as of the date of these presents, referred to as (the “Combined Premises”):

WHEREAS the Combined Premises contain an approximate gross rentable area of SIXTY-ONE THOUSAND FIVE HUNDRED AND NINETEEN (61,519) SQUARE FEET (which includes service areas) and represents 100% of the total rentable area of the Building;

THIS HAVING BEEN DECLARED, THE PARTIES AGREE TO THE FOLLOWING TERMS AND CONDITIONS:

1.                                      PREAMBLE

The Preamble shall form an integral part of the present Addendum to the Lease — Additional Premises.

2.                                      TERM OF LEASE, OCCUPANCY OF PREMISES, KEYS TO THE PREMISES

2.1                               Term of Lease for the Second Additional Premises (20,663 square feet)

The term of the Lease for the Additional Premises shall commence on October 1st, 2011 and shall terminate on June 30th, 2014 (the “Term for the Second Additional Premises”), unless the Lease is sooner terminated under the provisions hereof.  If, for any reason, Lessor is unable to deliver the Premises to Lessee on or prior to the Commencement Date, Lessee’s sole right and remedy shall be to delay the commencement of the Term by the number of days the delivery of possession is delayed.

2.2                               Occupancy of the Second Additional Premises

The Lessee shall be allowed to occupy, and Lessor shall remit keys to the Second Additional Premises to the Lessee on the Commencement Date, provided that the Lessee has signed the present Amendment to the Lease for Additional Premises.

3.                                      BASE GROSS RENT FOR THE SECOND ADDITIONAL PREMISES

(i)                                     For the period commencing October 1st, 2011 and terminating June 30th, 2014, a monthly Base Gross Rent being calculated on the annual basis of Six Dollars and Fifty Cents (S6.50) per square foot, plus G.S.T. and Q.S.T. (the “Monthly Base Gross Rent for the Second Additional Premises”).  The Monthly Base Gross Rent for the Second

Additional Premises is to be paid consecutively and in advance on the First (1st) day of each month.

4.                                      CONDITION OF THE SECOND ADDITIONAL PREMISES

The Lessee expressly covenants and agrees that it is fully aware of the condition of the Second Additional Premises and hereby accepts the Second Additional Premises in their present condition “as is” and acknowledges that the Lessor shall not perform any renovation, alterations or leasehold improvements in or to the Second Additional Premises, with the exception of the following:

•                  Lessor shall verify that all the mechanical and electrical systems, all the washrooms and all the garage doors are in good working order;

All telephone and computer jacks left in the premises by the previous lessee may, at Lessor’s sole discretion, be removed by the Lessor or may be left in the Premises, without warranty by the Lessor as to their ability to function.

5.                                      ACCEPTANCE

The present Second Addendum to the Lease — Additional Premises is open for signature and acceptance by the Lessee until 3:00PM on the 7th day of September, 2011, after which it shall be null and void and of no effect.

Furthermore the present Second Addendum to the Lease — Additional Premises shall not be considered as binding the Lessor and the Lessee unless said Addendum is accepted and signed by the Lessor.

6.                                      ENTIRE AGREEMENT

Save and except for the terms and conditions modified herein, all other terms and conditions of the Lease, shall apply to the Second Additional Premises and all other terms and conditions of the Lease shall remain unmodified and in full force and effect.

All capitalized terms used in the present Addendum to the Lease shall have the same meaning attributed to them in virtue of the Lease unless otherwise modified herein.  The Lease together with the present Addendum to the Lease represents the entire agreement and understanding between the parties with respect to the Premises and the Additional Premises.

ACCEPTED AND SIGNED ON THIS 6 DAY OF October 2011

OLYMBEC DEVELOPMENT INC.

/s/ G. Garcia	/s/ Authorized Person
Witness	Per:

Witness

ACCEPTED AND SIGNED ON THIS DAY OF 2011

DAVIDSTEA INC.

/s/ David Segal
Witness	Per: David Segal

Witness